Exhibit 10.(i)
Coeur d’Alene Mines Corporation
Performance Share Agreement
(2003 Long-Term Incentive Plan)
     You have been selected to be a Participant in the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (the “Plan”), as specified below:
     Participant:
     Date of Grant:
     Number of Performance Shares:
     Price at Date of Award:

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.
     THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a Performance Share by Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Performance Share. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
     1. Grant of Performance Share. The Company hereby grants to the Participant a Performance Share at the stated Price, which is the higher of: the Par Value per Share or one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.
     Except as may otherwise be provided in Sections 3 or 4, the Performance Share granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) each of the separate dates on which the grant becomes exercisable, as set forth below in Section 2. This grant of the Performance Share shall not confer any right to the Participant (or any other Participant) to be granted other Awards in the future under the Plan.
     2. Exercise of Performance Share. Except as hereinafter provided, the Participant will exercise the Performance Share grant pursuant to the vesting schedule set forth below.

Performance Shares Which
Date	Become Exercisable

Performance Share Agreement

     3. Termination of Employment.
(a)	By Death. In the event the employment of the Participant is terminated due to death, all outstanding Shares under Performance Share grants not yet vested shall become immediately fully vested and, along with all previously vested Shares under Performance Share grant, shall remain exercisable until the first anniversary of the Participant’s date of death, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Performance Share grant by will or by the laws of descent and distribution.

(b)	By Disability. In the event the employment of the Participant is terminated due to Disability, all outstanding Shares under Performance Share grant not yet vested shall become immediately fully vested and, along with all previously vested Shares under Performance Share grant, shall remain exercisable until the third anniversary of the date that the Committee determines the definition of Disability to have been satisfied. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect.

(c)	By Retirement. In the event the employment of the Participant is terminated due to Retirement, all outstanding Shares under Performance Share grant not yet vested shall become immediately vested and, along with all previously vested Shares under Performance Share grant, shall remain exercisable until the third anniversary of the Participant’s effective date of Retirement. For the purposes of this Agreement, “Retirement” shall mean: (i) any termination of the Participant’s employment other than for Cause after the Participant has attained sixty-five (65) years of age; or (ii) a retirement approved by the Board.

(d)	Termination for Cause. If the employment of the Participant shall be terminated for Cause, the Participant shall forfeit all of the unexercised Shares under Performance Share grant, whether vested or not.

(e)	For Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a) through 3(d) herein, all previously vested Shares under Performance Share grant shall remain exercisable until the date occurring three (3) months from the effective date of termination. All unvested Shares under Performance Share grant at the date of termination shall immediately terminate, and shall be forfeited to the Company.
     4. Change in Control. In the event of a Change in Control, all Shares under this Performance Share grant shall become immediately vested and shall remain exercisable until the first anniversary of the effective date of the Participant’s termination of employment other than for Cause.
Performance Share Agreement

     5. Restrictions on Transfer. This Performance Share grant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Performance Share grant shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
     6. Recapitalization. In the event of any change in the Company’s Shares, through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of shares, or otherwise, the number and class of Shares subject to this Performance Share grant, as well as the Performance Share Price, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
     7. Procedure for Administration of Performance Share Grants.
(a)	Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

(b)	Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

(c)	Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
Performance Share Agreement

(d)	Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
     8. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Vice President Administration and Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
     9. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.
     10. Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
     11. Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Performance Share grant, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.
Performance Share Agreement

(c)	The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Agreement, with respect to this Performance Share grant, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

Coeur d’Alene Mines Corporation

ATTEST:	By:

Participant
Performance Share Agreement